EXHIBIT 10.6

Hugh Grenfal
1160 - 1040 West Georgia Street
Vancouver, British Columbia
V6E 4H1

December 4, 2000

Raglan Mines Limited
Suite 1160 - 1040 West Georgia Street
Vancouver, B.C. V6E 4HI

Dear Sirs:

Re: Sun-Wolf Property

I, Hugh Grenfal, hold in trust for Raglan Mines Limited a 100% undivided interest in the following claims located in the Greenwood Mining Division:

Claim Name SUN #1 SUN #2 SUN #3 SUN #4	Number of Units 1 1 1 1	Claim Tenure & Number 380266 380268 380269 380270	Anniversary Date August 26, 2001 August 26, 2001 August 26, 2001 August 26, 2001

I will deliver full title on demand to Raglan Mines Limited for as long as the claims are in good standing with the Province of British Columbia.

Yours truly,

/s/ Hugh Grenfal

Hugh Grenfal, President